As filed with the Securities and Exchange Commission on February 10, 2006
Registration No. 333-129029

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACE*COMM CORPORATION
(Exact name of registrant as specified in its governing instrument)

Maryland	52-1283030
(State of Organization)	(I.R.S. Employer Identification Number)
704 Quince Orchard Road
Gaithersburg, MD 20878
(Address of principal executive offices)
Steven R. Delmar
Chief Financial Officer
ACE*COMM Corporation
704 Quince Orchard Road
Gaithersburg, MD 20878
Tel. (301) 721-3000
Fax (301) 721-3001

Copies to:
Steven Kaufman, Esq.
Hogan & Hartson L.L.P.
555 13th Street, N.W.
Washington, D.C. 20004
Tel. (202) 637-5736
Fax (202) 637-5910

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐ ___
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is unlawful.
SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2006
PROSPECTUS
325,625 SHARES
ACE*COMM CORPORATION
COMMON STOCK
     The selling stockholder named in this prospectus may offer and sell up to 325,625 shares of ACE*COMM common stock. ACE*COMM is registering the offered shares as required by the terms of an agreement with the selling stockholder. ACE*COMM issued these shares in connection with the Software License and Support Agreement with Service Level Corporation.
     The selling stockholder may offer and sell its shares from time to time on the Nasdaq Small-Cap Market or in private transactions at prevailing market prices or at privately negotiated prices. The registration of the offered shares does not necessarily mean that the shares will be offered or sold by the selling stockholder. ACE*COMM will not receive any of the proceeds from a sale of the shares by the selling stockholder. The selling stockholder, however, is responsible for its own brokerage commissions and similar expenses.
     ACE*COMM common stock is listed on the Nasdaq Small-Cap Market under the symbol “ACEC.” On February 8, 2006, the closing price of ACE*COMM common stock on the Nasdaq Small-Cap Market was $3.60 per share.
     A discussion of other registrations of shares by ACE*COMM is contained below under the caption “Other Registrations.”

Investing in ACE*COMM common stock involves significant risks.
You should carefully read and consider the “Risk Factors” commencing on page 17 of our 2005 Annual Report on Form 10-K.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2006.

PROSPECTUS SUMMARY
The Offering
     The offering relates to the offer and sale of ACE*COMM common stock by the selling stockholder identified in this prospectus. The selling stockholder and the specified number of shares that it may re-sell through this prospectus are listed on page 5.
     ACE*COMM issued an aggregate of 325,625 shares of ACE*COMM common stock to the selling stockholder pursuant to the terms of a Software License and Support Agreement, dated as of May 31, 2005. The closing price of ACE*COMM common stock on May 31, 2005 was $2.12.
     The shares have not been registered under the securities laws of any state or other jurisdiction as of the date of this prospectus. Brokers or dealers should confirm the existence of an exemption from registration or effectuate such registration in connection with any offer and/or sale of the shares.
The Company
     ACE*COMM provides an interoperable suite of telecommunications Network Business Integration products and services that help telecommunications carriers and large enterprises exercise greater control in real-time over the operations of their networks. These products and services include the analytical tools required for customers to extract information from operating networks - information customers can use for revenue assurance, to reduce costs, to accelerate time-to-market for new services, and to provide more effective customer care.
     Our core expertise is built around our knowledge of complex and evolving telecommunications networks and protocols, ranging from the legacy circuit-switched networks to the latest IP and next-generation networks. We provide the products and solutions that make these networks and the businesses they support work together seamlessly. We make network businesses more manageable and assist our customers in capturing, distributing and distilling the vast amounts of data that race through and across their networks into actionable knowledge. Our customers use this knowledge to better understand their customers, to monitor the performance of their networks, to be more efficient in their data transmission, to inform their decision-making and to expedite delivery of new subscriber services.
     We have been pursuing and plan to continue to pursue a growth strategy designed to expand our product line and areas of distribution. The acquisition of i3 Mobile and the purchase of the assets of Intasys Billing Technologies during fiscal year 2004 and the recent acquisition of 2helix are results of this strategy.
     ACE*COMM’s common stock is traded on the Nasdaq Small-Cap Market under the symbol “ACEC.”
     Our principal executive office is located at 704 Quince Orchard Road, Gaithersburg, Maryland 20878, and our telephone number is (301) 721-3000.
Other Registrations
     On February 6, 2006, there were outstanding 17,473,839 shares of ACE*COMM common stock. The large majority of these shares are publicly traded, and may be transferred at any time.
     ACE*COMM recently registered for resale 1,000,000 shares of common stock issued in March 2005 to a group of investors, along with 2,400,000 shares which are not outstanding but which are issuable under warrants granted to these investors. In addition, ACE*COMM is obligated to register, in the near future, 1,126,250 shares of common stock issued in March to the owners of 2helix, a company acquired by ACE*COMM, and 90,261 shares of common stock issued in March to a former consultant to ACE*COMM. The recently registered shares, and, following their registration, the shares ACE*COMM is obligated to register, may be sold by their owners from time to time, and sales of those shares may occur before, concurrently with or after one or more sales under this prospectus. Any such sales, or sales of ACE*COMM common stock that is publicly traded, could affect the market price of the common stock.

RISK FACTORS
     An investment in our common stock involves certain risks. To understand these risks and to evaluate an investment in our common stock, you should read this entire prospectus, as well as the “Risk Factors” commencing on page 17 of our 2005 Annual Report on Form 10-K.

FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS
     We have made forward-looking statements in this document, and in documents that we incorporate by reference. These kinds of statements are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of our operations. Words such as believes, expects, anticipates or similar expressions, indicate forward-looking statements.
     You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect our future financial results and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include the “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K and other risk factors as may be detailed from time to time in ACE*COMM’s public announcements and filings with the Securities and Exchange Commission.
     The forward-looking statements are made as of the date of this prospectus, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.
ABOUT THIS PROSPECTUS
     We have filed with the Commission a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.
NO PROCEEDS TO THE COMPANY
     ACE*COMM will not receive any of the proceeds from sales of shares by the selling stockholder. The costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by ACE*COMM. The selling stockholder will pay any brokerage fees and commissions and share transfer and other taxes attributable to the sale of the offered shares.

SELLING STOCKHOLDER
     A total of 325,625 shares of common stock may be sold by this prospectus. The shares of common stock offered by the prospectus were issued to Service Level Corporation in exchange for a software license under a Software License and Support Agreement dated May 31, 2005. ACE*COMM is registering these shares under the Securities Act pursuant to the terms of the license agreement.
     The Software License and Support Agreement provides for the grant of a perpetual, nonexclusive, worldwide, nontransferable license to ACE*COMM by Service Level Corporation relating to computer software that ACE*COMM may use to extend its product line by adding further rating system functionality. This software license is a rating engine which allows our software to apply either a cost or a price to each record processed, based on rate/cost tables. Rating can be by origin, destination, or other parameters, and can enable functions such as wholesale billing, while costing enables functions such as least-cost-routing analysis or intercarrier invoice reconciliation and validation. The value to ACE*COMM from rating is derived by the integration of this capability with our other software products. Prior to the purchase of Service Level Corporation, ACE*COMM owned and maintained three different rating products. As part of a plan to consolidate and integrate our products we performed an analysis and came to the conclusion that it was better to buy this component rather than make it in house. This decision was based upon time to market, cost, current work effort and other factors. Rating is an important component of our overall capabilities, but we do not view it as the most important component or the most valuable component. The software from Service Level Corporation is not unique and similar software is available from other vendors (several of which we evaluated as part of our purchase decision). Moreover, we could have developed or extended one of our own products to meet the technical requirements.
     The agreement also provides for Service Level Corporation to perform certain software maintenance and support services, including consulting, technical support and training. Service Level Corporation has provided ACE*COMM with a limited warranty with respect to the software, and has agreed to indemnify ACE*COMM against infringement claims.
     The Software License and Support Agreement specifies an overall license fee of $1 million, including a license fee of $200,000, a site license fee of $750,000 payable in ACE*COMM common stock and a final payment of $50,000 at the end of 12 months. The parties determined that the $750,000 equated to 325,625 shares based upon a volume weighted average during the 10 days prior to contract signing, as set forth in the agreement. ACE*COMM later valued the 325,625 shares at $791,000 based on the weighted average for the two days prior and two days subsequent to the measurement date of August 17, 2005, the date the software was accepted by ACE*COMM. The shares were issued during September, after submission of the required documentation to ACE*COMM’s transfer agent. The license fee has been capitalized and is being amortized over a period of three years.
     Other than this agreement, there have been no other relationships or transactions between ACE*COMM and the selling shareholder during the past three years.
     ACE*COMM has no agreements with the selling stockholder with respect to the manner or timing of sales of its ACE*COMM stock. Since the selling stockholder may sell all, some or none of their shares, ACE*COMM cannot estimate the number of shares that will be sold by the selling stockholder or that will be owned by the selling stockholder upon completion of the offering.

Shares
	Shares Beneficially		Number of	Beneficially
	Owned Prior to Offering		Shares	Owned After the
Name of Selling Stockholder	Number	Percent (2)	Offered	Offering (1)
Service Level Corporation (3)	325,625	1.86%	325,625	0

(1)	Assumes the sale of all shares offered in this prospectus and no other purchases or sales of ACE*COMM common stock.

(2)	Applicable percentage of ownership is based on 17,473,839 shares of ACE*COMM common stock outstanding on February 6, 2006.

(3)	Carl A. Wright and Becky L. Glesner each own a 49% interest in Service Level Corporation and thus may be deemed to share voting and investment control of the securities owned by Service Level Corporation and therefore to beneficially own all such shares. Mr. Wright’s and Ms. Glesner’s address is 2929 Plymouth Road, Suite 300, Ann Arbor, Michigan 48105.

PLAN OF DISTRIBUTION
               The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule

424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.
     The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.
     The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholder use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholder.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a “web site” that contains reports, proxy and information statements and other information regarding issuers that file electronically at “http://www.sec.gov.”
     ACE*COMM’s common stock is traded on the Nasdaq Small-Cap Market under the symbol “ACEC.”
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows ACE*COMM to “incorporate by reference” information into this prospectus. That means that ACE*COMM can disclose important information to you by referring you to another document filed separately with the SEC. The information that ACE*COMM incorporates by reference is considered a part of this prospectus, except for any information superseded by information presented in this prospectus. This prospectus incorporates important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus. This prospectus incorporates by reference the documents listed below that ACE*COMM has filed with the SEC:
•	Annual Report on Form 10-K filed on August 31, 2005 for year ended June 30, 2005, as amended by a Form 10-K/A filed on September 28, 2005.
•	Quarterly Report on Form 10-Q filed on November 14, 2005 for the quarter ended September 30, 2005.
•	Current Reports on Form 8-K filed with the SEC on October 27, 2005 and October 31, 2005.
•	For a description of ACE*COMM common stock, please see ACE*COMM’s Registration Statement on Form S-1, SEC File No. 333-25439.

     These documents are available without charge to you if you call or write to Loretta Rivers, ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878, telephone number (301) 721-3000.
     All reports and other documents filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. ACE*COMM has not authorized anyone to provide you with information that is different, and, if given or made, such information must be not be relied upon as having been authorized by us. Neither the delivery of this prospectus at any time nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date on the front of this prospectus. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.
LEGAL MATTERS
     Hogan & Hartson L.L.P., Washington, D.C. has passed upon the validity of the common stock offered pursuant to this prospectus.
EXPERTS
      The financial statements incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended June 30, 2005 have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in its report thereon and are incorporated by reference in this prospectus in reliance on such report of Grant Thornton LLP, given on the authority of such firm as experts in auditing and accounting.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by ACE*COMM or the selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the offered shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of ACE*COMM since the date hereof.

325,625 Shares
ACE*COMM
CORPORATION
Common Stock

PROSPECTUS

February 10, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated fees and expenses payable by ACE*COMM in connection with the issuance and distribution of the securities being registered:

Registration Fee	$110.38
Printing and Duplicating Expenses	1,500
Legal Fees and Expenses	10,000
Blue Sky Fees	250
Accounting Fees and Expenses	4,000
Miscellaneous	1,000

Total	$16,860.38

Item 15. Indemnification of Directors and Officers.
     Under Section 2-418 of the Maryland General Corporation Law (“MGCL”), unless limited by the articles of incorporation, a corporation may indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL requires corporations, as a condition to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized by the MGCL and the corporation’s charter and by-laws has been met, and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
     Indemnity is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding arising from his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.
     Maryland law also provides that, where indemnification is permissible, it must be authorized (a) by a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceeding (or if such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board which consists solely of two or more directors who are not parties to the proceeding and who were designated to act by a majority of the full board of directors),

(b) by special legal counsel selected by the board of directors or by a committee of the board of directors (or if the requisite quorum of the board of directors cannot be obtained and the committee cannot be established, a majority of the full board of directors, including directors who are parties, may select the special counsel), or (c) by a vote of the stockholders other than those stockholders who are directors and a party to the proceedings.
     The ACE*COMM articles of incorporation limit the monetary liability of both officers and directors to the maximum extent permissible under Maryland law.

Item 16. Exhibits
     The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit
No.	Description
4	Form of Specimen of Common Stock Certificate (1)

5	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered

10	OEM Software License and Support Agreement, dated May 31, 2005, by and between ACE*COMM Corporation and Service Level Corporation

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5)

23.2	Consent of Grant Thornton LLP

(1)	Incorporated by reference to ACE*COMM’s Registration Statement on Form S-1, File No. 333-25439.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided however, That:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (?230.430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gaithersburg, Maryland, on February 10, 2006.

ACE*COMM CORPORATION
(Registrant)

By:	/s/ Steven R. Delmar

Steven R. Delmar Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
     Each individual whose signature appears below hereby constitutes and appoints George T. Jimenez and Steven R. Delmar, and each and either of them, such individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”), or any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, without limitation, any and all amendments thereto, and to file the same with the SEC, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney is valid as of its execution, until its withdrawal.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of February 2006.

/s/ George T. Jimenez*
George T. Jimenez	Chairman, Chief Executive Officer, President, Treasurer (Principal Executive Officer) and Director

/s/ Steven R. Delmar
Steven R. Delmar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Paul G. Casner, Jr.*
Paul G. Casner, Jr.	Director

/s/ Gilbert A. Wetzel*
Gilbert A. Wetzel	Director

/s/ Harry M. Linowes*
Harry M. Linowes	Director

/s/ J. William Grimes*
J. William Grimes	Director

/s/ Matthew J. Stover*
Matthew J. Stover	Director

* Pursuant to Power of Attorney

By:	/s/ Steven R. Delmar
Steven R. Delmar Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description
4	Form of Specimen of Common Stock Certificate (1)

5	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered

10	OEM Software License and Support Agreement, dated May 31, 2005, by and between ACE*COMM Corporation and Service Level Corporation

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5)

23.2	Consent of Grant Thornton LLP

(1)	Incorporated by reference to the ACE*COMM’s Registration Statement on Form S-1, File No. 333-25439.